UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2011

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2011, the Board of Directors (the “Board”) of Huntsman Corporation (the “Company”) accepted the resignation of H. William Lichtenberger, a member of the Board, to be effective as of the Company’s annual meeting of stockholders on May 5, 2011. Mr. Lichtenberger tendered his resignation in accordance with the Company’s Corporate Governance Guidelines, which require that upon reaching age 75, a director (other than a director also serving as an executive officer) must offer his or her resignation to the Board effective as of the next annual meeting of stockholders.

In connection with Mr. Lichtenberger’s resignation, the Board appointed Nolan D. Archibald to serve as Vice Chairman and Lead Independent Director of the Board, Marsha J. Evans to serve as a member of the Audit Committee, Patrick T. Harker to serve as Chair of the Nominating and Corporate Governance Committee and M. Anthony Burns to serve as a member of the Nominating and Corporate Governance Committee, each appointment to be effective as of the Company’s next annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ Troy M. Keller
Assistant Secretary

Dated: February 9, 2011